EXHIBIT 24
KEYCORP
POWER OF ATTORNEY

Each of the undersigned, an officer, a director, or both of KeyCorp, an Ohio corporation, hereby constitutes and appoints Mark T. Freeman and Carrie A. Benedict, and each of them, as his or her true and lawful attorney-in fact with full power of substitution and resubstitution, to sign in his or her name, place, and stead and to file with the United States Securities and Exchange Commission in accordance with Securities Exchange Act of 1934, as amended, KeyCorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and all exhibits, amendments and supplements thereto, with full power and authority to take such actions that the attorney-in-fact deems necessary in connection with the execution and filing of such Annual Report on Form 10-K.

This Power of Attorney may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the undersigned has hereto set his or her hand as of February 17, 2021.

/s/ Christopher M. Gorman	/s/ Donald R. Kimble
Christopher M. Gorman Chairman and Chief Executive Officer, and Director (Principal Executive Officer)	Donald R. Kimble Chief Financial Officer (Principal Financial Officer)

/s/ Douglas M. Schosser	/s/ Bruce D. Broussard
Douglas M. Schosser Chief Accounting Officer (Principal Accounting Officer)	Bruce D. Broussard, Director

/s/ Gary M. Crosby	/s/ Alexander M. Cutler
Gary M. Crosby, Director	Alexander M. Cutler, Director

/s/ H. James Dallas	/s/ Elizabeth R. Gile
H. James Dallas, Director	Elizabeth R. Gile, Director

/s/ Ruth Ann M. Gillis	/s/ Robin N. Hayes
Ruth Ann M. Gillis, Director	Robin N. Hayes, Director

/s/ Carlton L. Highsmith	/s/ Richard J. Hipple
Carlton L. Highsmith, Director	Richard J. Hipple, Director

/s/ Kristen L. Manos	/s/ Devina A. Rankin
Kristen L. Manos, Director	Devina A. Rankin, Director

/s/ Barbara R. Snyder	/s/ David K. Wilson
Barbara R. Snyder, Director	David K. Wilson, Director

/s/ Todd J. Vasos
Todd J. Vasos, Director